智慧傳譯有限公司
MULTI-LINGUAL TEK INC.

"We say what you mean — you can trust our words"

字字表人意
句句達詞衷

Burnaby, B. C.)
Canada)

Date: October 25, 2005

RE: Application for Extention
SP2000001CA

I, Certify that I have carefully read the attached translation and compared same with the original document in Chinese language, AND I confirm that translation is a true and correct English language version of such original to the best of my knowledge and belief.

Nancy Law
Certified Translator (Canada)
Certified Member in good standing
Status: of the Society of Translators and Interpreters of British Columbia (S.T.I.B.C. www.stibc.org),
Membership Number No: 04-10-0674

(SEAL)

Office: Multi-Lingual Tek Inc.
Suite 210 5481 Kingsway
Burnaby, B. C.
V5H 2G1

Signature: ______________________
Irene Yuen (Manager)
Multi-Lingual Tek Inc.

[Left]

☐ Preliminary review ☐ Terminate process
☒ Actual review

APPLICATION FOR EXTENSION

Please fill in this table properly according to the "Notes on completing the table" at the back.

SP2000001CA

1. Patent or Patent Application
Application or Patent Number: 00103077.9 Date of application: 28 February, 2000
Name of Inventive Creation: Waste nutrient elimination method and biological reactor system
Applicant: Aquasol EnviroTech Ltd.

2. Nature of Application
☐ Apply for extension of the period specified in the above patent or patent application according to Patent Act Implementing Regulations Article 7 Clause 3.
☒ Apply for delay of process termination of the above patent or patent application according to Patent Act Implementing Regulations Article 86 Clause 3.

3. Name of Extension Application
Period specified in the first review comment notice
Period expires at: 2 August, 2004
Requested extension period (in months): 2 months

4. Reason for Extension Application
Due to change of applicant, the new applicant has encountered a delay in receiving the "initial approval". Permission requested for an extension to the period specified in the "initial approval".

5. List of Attachments

6. Signature and Seal of Applicant (Supplicant) or Agent

7. Patent Office Processing Comment

[Right]

STATE INTELLECTUAL PROPERTY OFFICE OF P.R.C.

Postal Code: 110013
60 Jia, 66 Xi Shun Cheng Street, Shenhe District, Shenyang City, Liaoning Province
Shenyang Kewei Patent Agency Ltd.
WANG Yong

Application Number: 001030779
Applicant: Mao, Huazhong

Issuing Date: 16 July, 2004

Name of Inventive Creation: Waste nutrient elimination method and biological reactor system

NOTICE OF PROCEDURAL APPROVAL

Whereas for the above patent application, the Application for Record submitted by the Applicant on 19 February, 2004 has been found, upon review, to comply with Article 10 of the Patent Act and Article 118 Clause 2 of its Implementing Regulations, and whereas the Applicant has paid the Change of Record fees according to Implementing Regulations Article 90 within the period specified in Article 97 of the Regulations, permission to make changes has been granted.

Permitted changes are listed below:

Changed entries: Applicant, applicant address
Before Changes:
Name of Applicant: Mao, Huazhong
Applicant Address: Alberta, Canada
After Changes:
Name of Applicant: Aquasol EnviroTech Ltd.
Applicant Address: 75 Fort Street, Georgetown Mailbox 1350, Cayman Islands

In accordance with Patent Act Article 10 and Patent Act Implementing Regulations Article 89, changes in the transfer of application and patent will be published on Patent Gazette Vol. 20 Issue 33.

Reviewer: KANG Yi
6 July, 2004

Reviewing Department: Initial Review and Flow Management Dept.
[Seal]

☐初审程序 ☐中止程序
☒实审程序

延 长 期 限 请 求 书

请按照本表背面"填表注意事项"正确填写本表各栏 SP2000001CA

① 专利或专利申请	申请号或专利号 00103077.9　　申请日 2000 年 2 月 28 日
	发明创造名称 脱除废营养素的方法和生物反应器系统
	申请人 爱科索环保工程技术公司

②请求内容：

☐根据专利法实施细则第七条第三款规定，对上述专利申请或专利的指定期限请求延长。
☒根据专利法实施细则第八十六条第三款规定，对上述专利申请或专利的中止程序请求延长。

③ 请求延长期限名称	期限截止日期	要求延长的时间（以月计算）
第一次审查意见通知书规定的限期	2004 年 8 月 2 日	两个月

④请求延长期限的理由：

因申请人变更，导致变更后的申请人接到"一通"时间向后延迟，故请求延长"一通"规定的期限，请批准。

⑤附件清单

⑥申请人（请求人）或代理机构签章	⑦专利局处理意见

中华人民共和国国家知识产权局　　8

邮政编码：110013 辽宁省沈阳市沈河区西顺城街 66 号 60 甲 沈阳科威专利代理有限责任公司 王勇	发文日期 2004 年 7 月 16 日
申请号：001030779	
申请人：毛华中	
发明创造名称：脱除废营养素的方法和生物反应器系统	

手续合格通知书

上述专利申请，申请人于 2004 年 02 月 19 日提交的著录项目申报书，经审查，符合专利法第十条及其实施细则第一百一十八条第二款中有关规定，并且申请人在细则第九十七条规定的期限内，按细则第九十条规定，缴纳了著录项目变更费，准予变更。

现将准予变更的内容通知如下：

变更项目：申请人、申请人地址
变更前：
申请人名称：毛华中
申请人地址：加拿大阿尔伯塔省
变更后：
申请人名称：爱科索环保工程技术公司
申请人地址：开曼群岛，乔治敦 1350 信箱，伏特(FORT)街 75 号

根据专利法第十条和专利法实施细则第八十九条规定，申请权、专利权的转移的变更情况将在20卷33号专利公报上予以公告。

审查员：康毅　　审查部门：初审及流程管理部

中华人民共和国国家知识产权局 专利审查业务章

2004 年 7 月 6 日